UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 24, 2017

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 24, 2017, Histogenics Corporation (the “Company”) received a letter from NASDAQ (the “Letter”) notifying the Company that it has regained compliance with The NASDAQ Stock Market LLC (“NASDAQ”) continued listing standards.

As previously disclosed in its Current Report on Form 8-K filed on November 21, 2016, on November 18, 2016, the Company received a notice (the “Notice”) from NASDAQ stating that, because the Company did not maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 for the prior 30 consecutive business days, the Company was not in compliance with NASDAQ Listing Rule 5450(b)(2)(A). The Company had a period of 180 calendar days, or until May 17, 2017, to regain compliance with the minimum MVLS listing requirement in accordance with NASDAQ Listing Rule 5810(c)(3)(C).

The Letter noted that based on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with Securities and Exchange Commission on March 16, 2017, evidencing stockholders’ equity of $13.6 million, NASDAQ determined that the Company is in compliance with the stockholders’ equity standard under NASDAQ Listing Rule 5450(b)(1)(A), an alternative continued listing requirement to the minimum MVLS standard. As a result, NASDAQ considers the matter closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: March 27, 2017	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer